Exhibit 23.5

CONSENT OF LAROCHE PETROLEUM CONSULTANTS, LTD.

As independent oil and gas consultants, Laroche Petroleum Consultants, Ltd. hereby consents to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-84258, 33-89282, 33-88196, 333-27525, 333-07255, 333-30324, 333-46129, 333-30478, 333-52668, 333-52666, 333-67734, 333-67736, 333-67740, 333-109162, 333-118312, and 333-118325), Form S-3 (File Nos. 333-61508, 333-104394, 333-116461, and 333-119313), and Form S-4 (File No. 333-118378) of Chesapeake Energy Corporation of information from our reserve report dated February 22, 2005, entitled “Chesapeake Energy Corporation Interest in certain properties located in Oklahoma as of December 31, 2004, Prepared in Accordance with Securities and Exchange Commission Guidelines” and all references to our firm included in or made a part of the Chesapeake Energy Corporation Annual Report on Form 10-K to be filed with the Securities and Exchange Commission on or about March 7, 2005.

/s/    LAROCHE PETROLEUM CONSULTANTS, LTD.

Dallas, Texas

March 4, 2005